EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-42926) on Form S-8 of Big Dog Holdings, Inc. and subsidiaries of our report dated March 30, 2007 relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Big Dog Holdings, Inc. and subsidiaries for the year ended December 31, 2006.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 30, 2007